Exhibit 4(b)(1)

FORM OF 5.625% SENIOR NOTE DUE 2025

[Face of Note]

CUSIP/ISIN [ ]

5.625% Senior Notes due 2025

No.	[ ]		$ [ ]

TENNANT COMPANY

promises to pay to Cede & Co. or registered assigns, the principal sum of [                                              ] DOLLARS (or, in the event of adjustment in accordance with the within-mentioned Indenture, such other amount as may be stated from time to time on the “Schedule of Exchanges of Interests in the Global Note” attached hereto) on May 1, 2025.

Interest Payment Dates: May 1 and November 1

Record Dates: April 15 and October 15

Dated:

TENNANT COMPANY

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Back of Note]

5.625% Senior Notes due 2025

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)INTEREST. Tennant Company, a Minnesota corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 5.625% per annum from April 18, 2017 until maturity.  The Company will pay interest, if any, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2017.  The Company will pay interest (including post-petition interest in any case or proceeding under any Bankruptcy Law) on overdue principal at the interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any case or proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

(2)METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the continental United States, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all

Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent; provided, further, that the Company will pay all principal, interest and premium, if any, on any Global Notes registered in the name of DTC or its nominee in immediately available funds to DTC or such nominee, as the case may be, as the registered holder of such Global Notes.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without prior notice to the Holders of the Notes.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(4)INDENTURE. The Company issued the Notes under an Indenture dated as of April 18, 2017 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)OPTIONAL REDEMPTION.

(a)At any time prior to May 1, 2020, the Notes will be redeemable, at the Company’s option, in whole or in part from time to time, upon not less than 30 nor more than 60 days’ written notice, at a price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

(b)In addition, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ written notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if any, to, but excluding, the redemption date if redeemed during the 12-month period commencing on May 1 of the year set forth below:

Year	Percentage
2020	104.219%
2021	102.813%
2022	101.406%
2023 and thereafter	100.000%

In addition, the Company must pay accrued and unpaid interest on the Notes redeemed to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date).

(c)At any time, or from time to time, on or prior to  May 1 , 2020 the Company may, at its option, use an amount of cash up to the Net Cash Proceeds of one or more Equity Offerings to redeem, upon not less than 30 nor more than 60 days’ written notice up to 35% of the principal amount of the Notes (including any Additional Notes) outstanding under the Indenture at a redemption price of 105.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that:

(1)at least 65% of the principal amount of Notes (including any Additional Notes) outstanding under the Indenture remains outstanding immediately after any such redemption; and

(2)the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

(d)Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6)MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)REPURCHASE AT THE OPTION OF HOLDER.

(a)Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s Notes pursuant to the offer described in Section 4.15 of the Indenture (a “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Within 30 days following the date upon which the Change of Control occurred, the Company shall send a written notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer.

(b)Subject to Section 4.10(a) of the Indenture, if any Net Cash Proceeds have not been applied as provided in clauses (3)(A), (3)(B) and (3)(C) thereof (the “Net Proceeds Offer Amount”) within the applicable time period or the last provision of this sentence, such Net Cash Proceeds shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the “Net Proceeds Offer”) to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to holders of such Pari Passu Indebtedness, on a date not less than 30 nor more than 45 days following the date that triggered the Company’s obligation to make such Net Proceeds Offer, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) of the Notes and Pari Passu Indebtedness on the date the Net Proceeds Offer is made, the maximum amount (or accreted value, as applicable) of Notes and Pari Passu Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount (or accreted value, as applicable) of the Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with Section 4.10 of the Indenture.

(8)NOTICE OF REDEMPTION. Notice of redemption will be sent electronically or mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 of the Indenture.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

Notice of any redemption of the Notes in connection with a corporate transaction (including an Equity Offering, an incurrence of Indebtedness, a consolidation or merger or a Change of Control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction.  If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived by the Company (in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed.  In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(9)DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes.  Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture, the Notes or the Note Guarantees may be amended or supplemented in accordance with Article 9 of the Indenture.

(12) DEFAULTS AND REMEDIES.  The Notes are subject to the Events of Default and remedies set forth in Article 6 of the Indenture.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13) TRUSTEE DEALINGS WITH COMPANY.  Subject to the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) GUARANTEES.  This Note is guaranteed as set forth in the Indenture.

(18) CUSIP/ISIN NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/ ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP/ ISIN numbers in notices (including notices of redemption) as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE

GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Tennant Company
701 North Lilac Drive, P.O. Box 1452
Minneapolis, Minnesota 55440
Attention:  Thomas Stueve, Vice President and Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option to Holder to Elect Purchase

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10                     ☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:*

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian